Exhibit 5.1

August 4, 2022

Exelon Corporation

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60680-5379

RE: Exelon Corporation Equity Distribution Agreement

Ladies and Gentlemen:

We have acted as counsel to Exelon Corporation, a Pennsylvania corporation (the “Company”), and are rendering this opinion in connection with the preparation and filing of a prospectus supplement, dated August 4, 2022 (the “Prospectus Supplement”), relating to the offering by the Company of up to $1,000,000,000 of shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), which Shares are registered under the effective Registration Statement on Form S-3 (File No. 333-266487) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 3, 2022.

The Shares are to be sold by the Company pursuant to an Equity Distribution Agreement, dated August 4, 2022 (the “Agreement”) by and among the Company, Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Scotia Capital (USA) Inc., each as sales agents and as forward sellers, and Barclays Bank PLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Morgan Stanley &Co. LLC, Bank of America, N.A., BNP Paribas SA, Citibank, N.A. and the Bank of Nova Scotia, each as forward purchasers, a copy of which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Articles of Incorporation, as amended, of the Company together with all amendments thereto; (ii) the Amended and Restated Bylaws, as amended, of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus dated August 4, 2022, which forms a part of and is included in the Registration Statement; (v) the Prospectus Supplement; (vi) the Agreement and the exhibits thereto; (vii) such other corporate records, agreements, documents and instruments; and (viii) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Exelon Corporation

August 4, 2022

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference in the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP